Exhibit 10.14

 FORM OF RESTRICTED STOCK UNIT AWARD AGREEMENT

UNDER THE

AG MORTGAGE INVESTMENT TRUST, INC.
MANAGER EQUITY INCENTIVE PLAN

Name of Manager:	AG REIT Management, LLC (the “Manager”)
Total Number of Restricted Stock Units Subject to the Award:	[ ] (the “RSUs”)
Award Date:	[ ] (the “Award Date”)
Vesting Schedule:	One-Third (1/3) of the RSUs will vest annually following the Award Date. [ ] RSUs to vest on [ ] [ ] RSUs to vest on [ ] [ ] RSUs to vest on [ ]

This Restricted Stock Unit Award Agreement (the “Award Agreement”) is between AG Mortgage Investment Trust, Inc. (the “Company”) and the Manager. The Company hereby grants to the Manager a Restricted Stock Unit Award, subject to vesting and certain other restrictions as provided in this Award Agreement, under the AG Mortgage Investment Trust, Inc. Manager Equity Incentive Plan, as the same may be amended from time to time (the “Plan”). Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Manager hereby agree as follows:

1.           Award of Restricted Stock Units. The Company hereby grants the Manager, effective as of the Award Date, the number of RSUs set forth above under “Total Number of Restricted Stock Units Subject to the Award,” upon the terms and conditions set forth in the Plan and this Award Agreement (as described herein, the “Award”).

2.          Acceptance of Award. The Manager shall have no rights with respect to the Award and this Award Agreement unless the Manager has read and acknowledged this Award Agreement prior to the close of business on the first business day on or after the tenth calendar day following the Award Date by signing and delivering to the Company a copy of this Award Agreement.

3.           Settlement. On or as soon as practicable after each vesting date described in the “Vesting Schedule” above or Section 6 below, the Company shall settle the vested RSUs by issuing to the Manager or to the holder of such RSUs pursuant to a transfer permitted under Section 4, one share of the Company’s common stock (“Share”) for each vested RSU.

4.           Transferability. RSUs granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Manager. Notwithstanding the foregoing, the Manager may, per Section 10 of the Plan, allocate all or a portion of the RSUs granted hereunder to the Manager’s officers or other personnel of the Manager or its Affiliates. To the extent that any RSUs are transferable, any such transferee shall remain subject to the terms, conditions, and restrictions contained in the Plan and this Award Agreement, and no such transfer shall be effective unless and until the applicable transferee acknowledges in writing to the Company that such transfer is subject to the terms, conditions, and restrictions contained in the Plan and this Award Agreement and the transfer complies with Applicable Laws. To the extent consistent with the terms and conditions contained in the Plan and this Award Agreement, the Manager can subject such transferee to additional restrictions under which the transferred RSUs can be forfeited and returned to the Manager (including, but not limited to, the transferee’s termination of employment or other service to the Manager or its Affiliates).

5.           Shareholder Rights. Neither the Manager nor any transferee of the RSUs shall have any rights as a stockholder of record with the respect to the RSUs until, and then only to the extent that, Shares are issued in settlement of the vested RSUs. Upon the issuance of Shares in settlement of the vested RSUs, the Manager or the transferee of the RSUs, as applicable, shall have all the rights of a stockholder of record of the Company, including voting rights and to receive dividends on the Shares.

6.           Termination of Management Agreement. Upon termination of the Management Agreement either (i) by the Company for Cause (as defined in the Management Agreement) or (ii) by the Manager for Cause (as defined in the Management Agreement) or for any reason other than pursuant to a Termination Notice (as defined in the Management Agreement) that is given in connection with a determination that the compensation payable to the Manager is not fair, all unvested RSUs then held by the Manager or the Manager’s transferee shall be immediately cancelled and forfeited without consideration. Upon termination of the Management Agreement for any reason other than as enumerated in the immediately preceding sentence, any RSUs that were not previously vested will become fully vested, and any performance conditions imposed with respect to the Award will be deemed to be fully achieved. In the event of a Change of Control prior to termination of the Management Agreement, all RSUs, to the extent then unvested, shall immediately prior to such Change of Control become fully vested.

7.           Tax Treatment. The Manager acknowledges that it will consult with a tax advisor regarding the federal, state, and local tax consequences of the Award of the RSUs, payment of dividends on the Shares issued in settlement of the vested RSUs, the vesting of the RSUs and any other matters related to this Award Agreement. The Manager is not relying on any statements or representations of the Company or any of its agents. The Manager understands that it is responsible for its own tax liability that may arise as a result of this Award of the RSUs or any other matters related to this Agreement.

8.           The Plan. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Manager and its representatives in respect of any questions arising under the Plan or this Award Agreement.

9.           No Right to Continued Service. In consideration of the grant of the Award by the Company, the Manager agrees to render faithful and efficient services to the Company. Nothing in the Plan or this Award Agreement shall confer upon the Manager any right to continue in the service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the Manager’s services at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise by Applicable Laws or in a written agreement between the Manager and the Company or its Affiliates.

10.         Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Manager at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

11.         Securities Matters. The Company shall not be required to issue or deliver any RSUs or Shares until the requirements of any federal or state securities or other Applicable Laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied. The Manager acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, the RSUs are granted and Shares will be issued in settlement of vested RSUs, in each case only in such a manner as to conform to such Applicable Laws. To the extent permitted by Applicable Laws, the Plan and this Award Agreement shall be deemed amended to the extent necessary to conform to such Applicable Laws.

12.         Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Manager agrees, to the fullest extent permitted by Applicable Laws, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Manager may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Manager has access.

13.         Electronic Signature. All references to signatures of documents in this Award can be satisfied by procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents, including this Award. The Manager’s electronic signature is the same as, and shall have the same force and effect as, the Manager’s manual signature. Any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.

14.         Entire Award Agreement. This Award Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations, and negotiations in respect thereto.

15.         Benefit and Binding Effect. This Award Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Award Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

16.         Governing Law. This Award Agreement shall be governed by the laws of the State of Maryland, without giving effect to its conflict or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

17.         Counterparts. This Award Agreement is to be executed in duplicate and may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

AG MORTGAGE INVESTMENT
TRUST, INC.

By:
Name:
Title:

Please indicate your acceptance of the terms and conditions of this Award Agreement by signing in the space provided below and returning a signed copy of this Award Agreement to the Company. IF A FULLY EXECUTED COPY OF THIS AGREEMENT HAS NOT BEEN RECEIVED BY THE COMPANY, THE COMPANY SHALL REVOKE ALL SHARES GRANTED TO THE MANAGER, AND AVOID ALL OBLIGATIONS UNDER THIS AGREEMENT.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Award Agreement.

AG REIT Management, LLC

By:
Name:
Title:

Signature Page to Restricted Stock Unit Award Agreement